UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                                SCAN-OPTICS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                                [scan-optics, inc. LOGO OMITTED]

May 8, 2002

Dear Stockholders:

     You are cordially invited to the Annual Meeting of Stockholders of Scan-Optics, Inc., scheduled to be held Thursday, June 6, 2002, at the Company's offices at 169 Progress Drive, Manchester, Connecticut, commencing at 1:30 p.m. Your Board of Directors and management look forward to meeting you personally.

     At the Meeting you will be asked to elect three directors, to approve the Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan, to appoint independent auditors for the fiscal year ending December 31, 2002 and to transact such other business as may properly be brought before the Meeting.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest from stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

     Regardless of the number of shares you own, it is important that they are represented and voted at the Meeting, whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

     Your interest and participation in the progress of the Company are greatly appreciated.

        Sincerely,

        /s/ James C. Mavel

        James C. Mavel
        Chairman of the Board,
        Chief Executive Officer and President





SCAN-OPTICS, INC.
Notice of Annual Meeting of Stockholders

     The Annual Meeting of Stockholders of Scan-Optics, Inc. (the "Company") will be held at the Company's offices at 169 Progress Drive, Manchester, Connecticut, on Thursday, June 6, 2002 at 1:30 p.m. (EDT) to consider and take action on the following items:

     1. To elect three directors to serve until the Annual Meeting of Stockholders in 2005;

     2. To approve the Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan;

     3. To appoint independent auditors for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Only holders of Common Stock at the close of business on April 30, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of the Company, 169 Progress Drive, Manchester, Connecticut.

                        By Order of the Board of Directors

                        Richard D. Harris
                        Secretary

Manchester, Connecticut
May 8, 2002


------------------------------------

Directions  to  Scan-Optics'   offices  at  169  Progress   Drive,   Manchester,
Connecticut are as follows:

From I-84 Eastbound, take Exit 63. Turn left at traffic light onto Tolland Turnpike. Turn right at first traffic light onto Parker Street, follow directions below.

From I-84 Westbound, take Exit 63. Stay in the right lane, and turn right at traffic light. Proceed to the third traffic light and turn right onto Parker Street, follow directions below.

Follow Parker Street for 8/10th mile, then turn left onto Colonial Drive. Turn left onto Progress Drive, Scan-Optics is about one half mile on the left. A special parking area will be designated.

       YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED
                        ENVELOPE AS PROMPTLY AS POSSIBLE.

                               SCAN-OPTICS, INC.
                               169 Progress Drive
                         Manchester, Connecticut 06040

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Scan-Optics, Inc., a Delaware corporation, to be held at the Company's offices at 169 Progress Drive, Manchester, Connecticut, on Thursday, June 6, 2002 at 1:30 p.m.

     The solicitation of proxies on the accompanying form is made on behalf of the Board of Directors of the Company.

     The cost of soliciting proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by telegram from stockholders. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about May 8, 2002.

     A stockholder signing and returning a proxy on the accompanying form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing of such revocation, or by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed proxy to vote FOR the nominees for election to the Board of Directors, FOR the adoption of the Scan-Optics, Inc. 2002 Incentive and Non-Qualified Stock Option Plan, and FOR the appointment of Ernst & Young, LLP as auditors for the fiscal year ending December 31, 2002.

                         OUTSTANDING VOTING SECURITIES

     Only holders of Common Stock, $.02 par value ("Common Stock") at the close of business on April 30, 2002 are entitled to notice of and to vote at the meeting. On April 30, 2002, the record date, there were 7,439,732 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to the Company to have beneficial ownership of more than 5% of the Company's outstanding voting stock as of April 30, 2002. In preparing the following table, the Company relied on the information filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or information supplied to the Company by such person or the representative of such person. Each person listed on the following page has sole voting and investment powers as to the shares the person beneficially owns, except as otherwise indicated.



                                            Scan-Optics, Inc. and Subsidiaries 3

                                             Number
                                             of Shares
Name and Address             Title of        Beneficially    Percent
of Beneficial Owner          Class Owned     Owned           of Class
------------------------------------------------------------------------------
Edwin W. Schloss             Common Stock    502,400 (1)       6.8%
350 Park Avenue
9th Floor
New York, NY  10022

Walter J. Schloss            Common Stock    486,400 (2)       6.5%
350 Park Avenue
9th Floor
New York, NY  10022

Walter & Edwin Schloss       Common Stock    472,400 (3)       6.4%
Associates, L.P.
350 Park Avenue
9th Floor
New York, NY  10022


(1) Edwin W. Schloss has sole voting and dispositive powers with respect to the 30,000 shares of Common Stock which he individually owns. In addition, by reason of his position as one of the general partners of Schloss Management Company ("SMC") which is the general partner of Walter & Edwin Schloss Associates, L.P. ("Associates") (listed in the above table), Edwin W. Schloss may be deemed to have shared voting and dispositive powers with respect to the 472,400 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 502,400 shares, or 6.8% of the Common Stock outstanding.

(2) Walter J. Schloss has sole voting and dispositive powers with respect to the 14,000 shares of Common Stock which he individually owns. In addition, by reason of his position as one of the general partners of SMC which is the general partner of Associates (listed in the above table), Walter J. Schloss may be deemed to haveshared voting and dispositive powers with respect to the 472,400 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 486,400 shares, or 6.5% of the Common Stock outstanding. In addition, Walter J. Schloss from time to time possesses certain indicia of investment discretion over 10,000 shares of Common Stock held in the accounts of his clients, but he has no voting power, and he disclaims beneficial ownership, with respect to such shares. If he were deemed to have beneficial ownership of such 10,000 shares, his total beneficial ownership of the Common Stock would be 496,400 shares, or 6.7% of the Common Stock outstanding.



4 Scan-Optics, Inc. and Subsidiaries

(3) Such entity has reported that it has sole voting and dispositive power with respect to such shares, except that Edwin W. Schloss and Walter J. Schloss, solely by reason of their positions as general partners of SMC, the general partner of Associates, may be deemed to have shared voting and dispositive powers with respect to such shares. See footnotes (1) and (2) above.

     See "Election of Directors-Share Ownership of Management" for information on beneficial ownership of Common Stock by directors and officers of the Company.

                           GOVERNANCE OF THE COMPANY

     In accordance with the Company's By-Laws and the applicable laws of Delaware, responsibility for the management of the Company is vested in its Board of Directors. During 2001, the Board of Directors met ten times. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of committees of the Board on which they served.

     The Board has delegated responsibilities with respect to management compensation and employee stock option plans to the Stock Options and Executive Compensation Committee, responsibilities with respect to certain audit matters to the Audit Committee and responsibilities with respect to recommending candidates to serve on the Board to the Nominating Committee.

     The Stock Options and Executive Compensation Committee is composed of Logan Clarke, Jr. (Chairman), Richard J. Coburn and John J. Holton. The Audit Committee is composed of Robert H. Steele (Chairman), E. Bulkeley Griswold and Lyman C. Hamilton, Jr. Each of the Audit Commitee members meets the standards for independence from the Company established under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Nominating Committee is composed of Messrs. Griswold (Chairman), Holton and Clarke.

     The Stock Options and Executive Compensation Committee is responsible for reviewing and supervising all ordinary and incentive compensation payments and plans for certain officers of the Company and for approving grants of stock options to employees under the Company's employee stock option plans. During 2001, the Stock Options and Executive Compensation Committee met once. The Audit Committee is responsible for reviewing the adequacy of financial controls and the accuracy of financial reporting. The Audit Committee met three times during 2001. The Nominating Committee is responsible for screening and recommending candidates to serve on the Board. The Nominating Committee met once in 2001.

     Pursuant to the Company's By-Laws, nominations for directors may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the following notice procedures and who is a stockholder of record at the time of giving such notice. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that


                                            Scan-Optics, Inc. and Subsidiaries 5
is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (c) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholder known by such stockholder to be supporting such nomination and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. A stockholder making such a nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to such matter.

     Directors, other than those who are full-time employees of the Company or a subsidiary, each receive a monthly fee of $750 and additional fees of $1,200 per Board meeting attended and $500 per committee meeting attended. Directors who are full-time employees of the Company receive no remuneration for serving on the Board of Directors or committees. Under the Scan-Optics, Inc. 1990 Stock Option Plan for Outside Directors, each non-employee director received an option to purchase 5,000 shares of Common Stock on June 12, 1990, the effective date of the plan, and on June 12, 1991, 1992, 1993, 1994 and 1995. The 1990 plan was amended on May 15, 1996 to provide an additional 200,000 shares available for grant, and a grant of 5,000 options for each outside director was made on that date, on May 15, 1997, on May 21, 1998, on May 20, 1999, and on May 18, 2000 and
on May 17, 2001. The exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant.

                            1. ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides for a Board of Directors which is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. Pursuant to the Certificate of Incorporation, the Board of Directors has determined that the Company will have seven directors, two in the class whose term will expire in 2003, two in the class whose term will expire in 2004, and three in the class whose term will expire in 2005. At the 2002 Annual Meeting, three directors are to be elected to constitute the class whose term will expire in 2005.

     It is intended that the shares represented by the accompanying proxy will be voted for the election of E. Bulkeley Griswold, John J. Holton and Robert H. Steele as directors, unless the proxy indicates that authority to vote for such nominees is withheld. In case a nominee is unable or declines to serve, which the Board of Directors of the Company has no reason to expect, the attorneys named in the proxy intend to vote for another person designated by the Board of Directors.

     Under Delaware law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are not counted as votes cast in the election of directors.

     The following information sets forth the nominees for election at this meeting and each director continuing in office, their ages, business experience over at least the last five years, other directorships and period of time as a director of the Company.



6 Scan-Optics, Inc. and Subsidiaries

Information Regarding Nominees and Continuing Directors


Nominees for election to Class I at this meeting to terms expiring in 2005:

     Mr. E. Bulkeley Griswold, age 63, is Managing General Partner of L&L Capital Partners, LLC, a corporate finance partnership. Mr. Griswold is also a director of NLC Insurance Companies, the New York Mercantile Exchange and a number of other privately held companies. He has been a Director since 1989.

     Mr. John J. Holton, age 69, is Chairman of Yojna, Inc., a software development and marketing company specializing in distribution of check images to support financial institution applications, which position he has held since 1996. He had previously served as a Vice President of Unisys Corporation. During his long career with Unisys (which resulted from the merger of Burroughs and Sperry Corps.) he had key assignments as President of Burroughs K.K. JAPAN, VP and General Manager of American Pacific Division and Strategic Account Management. Mr. Holton has been a Director since 1998.

     Mr. Robert H. Steele, age 63, is Vice Chairman of the John Ryan Company, a banking services company, which position he has held since 1998. He had previously held the positions of Executive Vice President during 1997 and Senior Vice President from 1992 to 1997. He was President of RHS Consulting from 1990 to 1991 and from 1985 to 1990 was Chairman and CEO of Dollar Dry Dock Bank. Mr. Steele is also Chairman of Moore Medical Corp., and a Director of NLC Insurance Companies, Accent Color Sciences, Inc., SmartServ Online, Inc. and the New York Mercantile Exchange. He has been a Director since 1978.

Class III directors whose present terms continue until 2003:

     Mr. Lyman C. Hamilton, Jr., age 75, is an investment manager and was formerly Chief Executive Officer and President of InterDigital Communications Corp., a specialized communications company, from 1993 to 1994. He had served as Chairman and Chief Executive Officer of Alpine PolyVision, Inc., a flat panel display manufacturer, from 1991 to 1993 and of Imperial Corporation of America, a financial services organization, from 1989 to 1990 and as Chairman and President of Tamco Enterprises, Inc., an investment company, from 1980 to 1989. He had previously served in various positions during a 17 year association at ITT Corporation including President during 1977 and Chief Executive Officer from 1978 to 1979. Mr. Hamilton is also a Director of Videonet, Inc. He has been a Director since 1985.

     Mr. James C. Mavel, age 56, joined the Company on January 2, 1996 as President and Chief Operating Officer. On December 31, 1996, Mr. Mavel was promoted to Chief Executive Officer. On May 15, 1997, Mr. Mavel was promoted to Chairman of the Board of Directors. From 1991 to 1995 Mr. Mavel was Vice President and General Manager of the Imaging Systems Division of Unisys. He has been a Director since 1996.

Class II directors whose present terms continue until 2004:

     Mr. Logan Clarke, Jr., age 74, is an independent management consultant. He had previously served as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996, independent management consultant from 1991 to 1995, acting President of Hartford College for Women from 1990 to 1991 and as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990. He has been a Director since 1981.


                                            Scan-Optics, Inc. and Subsidiaries 7

     Mr. Richard J. Coburn, age 70, is Manager of SentryTec LLC, a developer of smart camera equipment for law enforcement. From 1993 to October, 2001, Mr. Coburn served in senior officer positions with Accent Color Sciences, Inc., a manufacturer of color printing systems. Previously he served as President of KCR Technology, Inc., a manufacturer of high speed printers, from 1983 to 1991. Except for a short period in 1980, he has been a Director since 1968.

Share Ownership of Management

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 30, 2002 of each director, nominee and executive officer named in the Summary Compensation Table contained elsewhere in this proxy statement.

       Name                            Number of Shares (1)

       Logan Clarke, Jr .............   55,600
       Richard J. Coburn ............   55,200
       Richard C. Goyette ...........   46,047
       E. Bulkeley Griswold .........   78,000
       Lyman C. Hamilton, Jr ........   62,000
       John J. Holton ...............   15,000
       Joel K. Howser ...............   24,066
       James C. Mavel ...............  130,464
       Clarence W. Rife .............   59,037
       Robert H. Steele .............   73,000
       Michael J. Villano ...........   69,404

(1) Includes the following number of shares subject to options exercisable within 60 days of April 30, 2002: Logan Clarke, Jr., 55,000 shares; Richard J. Coburn, 50,000 shares; Richard C. Goyette, 45,583 shares; E. Bulkeley Griswold, 41,500 shares; Lyman C. Hamilton, Jr., 55,000 shares; John J. Holton, 15,000 shares; Joel K. Howser, 23,000 shares; James C. Mavel, 70,000 shares; Clarence
W. Rife, 55,767 shares; Robert H. Steele, 45,000 shares; and Michael J. Villano, 57,300 shares.

No director beneficially owned more than one percent of the Common Stock. All directors and executive officers as a group (14 persons) beneficially owned 697,120 shares of the Company's Common Stock, including 540,067 shares subject to options exercisable within 60 days of April 30, 2002, which constituted 6.8% of the outstanding Common Stock as of that date.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash and non cash compensation paid by the Company to the CEO as well as the other four most highly compensated executive officers of the Company in 2001 for services rendered in all capacities during the fiscal years ended December 31, 2001, 2000 and 1999.


8 Scan-Optics, Inc. and Subsidiaries

                                                     Summary Compensation Table

                                                                                                        Long Term
                                                                                                       Compensation
                                                     Annual Compensation                                  Awards

                                                                                          Other
                                                                                          Annual         Securities       All Other
                                                                                         Compen-         Underlying        Compen-
Name and                                                    Salary          Bonus         sation          Options           sation
Principal Position                            Year            ($)            ($)          ($)(1)            (#)             ($)(2)
-----------------------------------------------------------------------------------------------------------------------------------
James C. Mavel                                2001          250,000        100,000        44,102          250,000           17,960
Chairman of the Board, Chief                  2000          250,000                       45,481                            19,490
Executive Officer and President               1999          238,333         50,000        45,554           20,000           16,565

Richard C. Goyette                            2001          145,000         58,000        30,065          145,000            5,088
Vice President                                2000          168,692         10,000        29,465                             8,566
Sales and Marketing                           1999          215,746         10,000        29,465           12,250            9,566

Joel K. Howser                                2001          130,000         52,000        15,619          130,000           10,422
Vice President                                2000          130,000          2,500        15,019                            10,364
Software Development                          1999          118,333         10,000        15,119           10,000            9,983

Clarence W. Rife                              2001          130,000         52,000        20,832          130,000           10,655
Vice President                                2000          110,833                       20,232           10,550            9,443
Access Services Division and                  1999          123,688         10,000        20,232           12,250           10,241
Hardware Engineering

Michael J. Villano                            2001          140,000         56,000        19,539          140,000            9,594
Chief Financial Officer,                      2000          140,000         20,000        18,939                             8,073
Vice President and Treasurer                  1999          132,500         35,000        18,939           12,250            7,807


(1) Other annual compensation includes perquisites such as Group Term Life and Disability insurance premiums, car allowances, legal/tax counseling, and country club memberships.

                                            Scan-Optics, Inc. and Subsidiaries 9

Mr. Mavel received $16,874 in disability insurance premiums. Mr. Goyette received $7,800 in car allowance and $7,741 in country club membership. Mr. Howser received $7,800 in car allowance and $7,267 in disability insurance premiums. Mr. Rife received $7,800 in car allowance and $7,930 in disability insurance premiums. Mr. Villano received $7,800 in car allowance and $7,256 in country club membership.

(2) Includes  employer  match under the  Company's  Retirement  Savings  Plan, a section 401 plan under the Internal Revenue Code of 1986, as amended, the stock allocation under the Company's Employee Stock Ownership Plan, and term life insurance premiums paid by the Company for the benefit of the executive officer. Mr. Mavel received a 401K match of $6,730 and term life insurance premiums of $11,230. Mr. Goyette received a 401K match of $339 and term life insurance premiums of $4,749. Mr. Howser received a 401K match of $5,586 and term life insurance premiums of $4,836. Mr. Villano received a 401K match of $6,771 and term life insurance premiums of $2,823.

                         Executive Employment Agreements

     The Company entered into an employment agreement ("Employment Agreement") effective as of December 31, 1996 with James C. Mavel to serve as its President and Chief Executive Officer and in such other executive capacities as the Board of Directors may designate from time to time. The term of Mr. Mavel's employment extends until either party terminates it. The Employment Agreement provides for a base annual salary of $200,000 or such greater amount as the Board of
Directors may from time to time determine, annual incentive compensation, involving both potential cash and stock option benefits, as the Stock Options and Executive Compensation Committee of the Board of Directors may determine, life insurance in the face amount of $550,000, use of an automobile, health and disability insurance benefits, participation in other benefits available generally to executive employees as the Board of Directors may determine, and certain other personal benefits. Mr. Mavel's employment terminates automatically upon death or after three months of disability, and may also be terminated by the Company or Mr. Mavel. Generally, upon termination, Mr. Mavel or his beneficiary (as applicable) would be entitled to receive accrued and unpaid amounts under the Employment Agreement, unless termination was because he had breached his obligations under the Employment Agreement and did not cure the breach within ten days after notice from the Company, neglected or refused to attend to the material duties assigned to him by the Board of Directors and did not cure such neglect or refusal within ten days after notice from the Company, engaged in willful or reckless misconduct or gross negligence in the performance of his duties, misappropriated Company property, committed fraud or embezzlement against the Company or was convicted of any crime (other than minor traffic violations). (The foregoing acts are referred to as Cause.) Moreover, severance benefits consisting of one-year's base pay and continued participation for a year in the Company's health and disability insurance plans are owed if the Company terminates Mr. Mavel's employment without Cause prior to a change in control or if Mr. Mavel, prior to a change in control, terminates his employment because the Company has significantly diminished his job responsibilities and has not cured such diminishment within ten days after notice from him.


10 Scan-Optics, Inc. and Subsidiaries

     Under his Employment Agreement, Mr. Mavel is entitled to enhanced severance benefits, similar to those available to other executive officers and described below, if his employment terminates involuntarily (except on account of death or disability or for Cause) or he terminates his employment for Good Reason after a change in control of the Company. A change in control is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934 as amended, whether or not the Company is then subject to such reporting requirements. A change in control would also occur if any person or entity acquires 22% or more of the voting power of the Company's outstanding securities or if during a two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. Good Reason is defined to include an adverse change in Mr. Mavel's powers, responsibilities or duties, a reduction in his base pay, discontinuance or a reduction of his participation in an incentive pay plan or arrangement or employee benefits in which he was participating, liquidation, merger or consolidation of the Company or a transfer of all or substantially all of its assets unless the successor assumes all of the Company's obligations under the Employment Agreement, or any material breach of the agreement by the Company or any successor. In the event of such a termination of employment, the benefits to be provided are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of his base pay and two and a half times the preceding year's (or the second or third preceding year's, if greater) incentive payments, (b) two and a half times the Company's matching contribution to its Retirement Savings Plan that would be made if he deferred four percent (or such higher percentage as may be eligible for matching contributions) of the amount of his base pay and incentive pay, and (c) the value of all options to acquire Company stock that will not become exercisable on account of his termination, such lump sum payment being subject to reduction if necessary to avoid the imposition of an excise tax under the federal income tax law limitations on so-called "golden parachute" payments, and (2) the continuation of health, disability and life insurance coverages for two years following termination of employment.

                         Executive Severance Agreements

     The Company has adopted severance agreements for Executive Officers including Mr. Goyette, Mr. Howser, Mr. Rife and Mr. Villano. These agreements require the Company to provide certain benefits to Executive Officers in the event of an involuntary termination of employment with the Company (except on account of death, disability or cause) or a voluntary termination of employment with the Company where good reason exists, in either case following a "change in control" of the Company. A "change in control" is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements. A "change in control" will also occur if any person or entity acquires 22% or more of the voting power of the Company's outstanding securities, or if during any two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. The benefits to be provided in the event of an involuntary termination following a "change in control" are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of the Executive Officers' base pay and commission pay and two and a half times the preceding year's (or the second or third preceding year's if greater) executive incentive payments, (b) two and a half times the Company matching contribution to the Scan-Optics, Inc. Retirement Savings Plan that would be made if the Executive Officer deferred under such Plan four percent (or such higher percentage as may be eligible for matching contributions) of the amount of base pay, commission pay and incentive pay considered in (a) above, and (c) the value of all options to acquire


                                           Scan-Optics, Inc. and Subsidiaries 11

Company common stock that will not become exercisable on account of the Executive Officer's termination, such lump sum payment being subject to reduction if necessary to avoid the imposition of an excise tax under federal income tax law limitations on so-called "golden parachute" payments, and (2) the continuation of insurance coverage for two years following termination. These benefits generally will be in addition to any other benefits that Executive Officers are entitled to receive from the Company.

                         Executive Insurance Agreement

Under an insurance agreement with Mr. Rife, the Company is obligated to provide certain benefits upon the happening of certain specified events. The principal obligations of the Company under the agreement consist of the following: (a) if Mr. Rife dies while in the employ of the Company but prior to attaining the age of 65, the Company is obligated to pay his beneficiary $50,000 per annum for each of the ten years following such death, with payment to commence in the year of death; (b) if he retires from the Company upon attaining the age of 65, or thereafter, the Company is obligated to pay him (or his beneficiary in the event that he dies during the retirement period) $50,000 per annum for each of the ten years following such retirement, with payment to commence in the year of retirement; (c) to provide for the adequate funding of its obligations under the agreement, the Company has purchased and is obligated to maintain at its expense an insurance policy on Mr. Rife's life in the face amount of $310,000; and (d) the Company has purchased and is obligated to maintain for the benefit of Mr. Rife, at the Company's expense, a disability income policy which would provide disability benefits to him in the amount of $2,500 per month. The agreement provides that payments under the disability policy shall commence six months after a determination of disability has been made and shall continue until Mr. Rife reaches the age of 65. The agreement provides for automatic termination if
(a) Mr. Rife resigns or otherwise voluntarily terminates his employment other than by reason of disability or retirement upon attaining the age of 65 or (b) his employment is terminated by reason of gross misconduct.


12 Scan-Optics, Inc. and Subsidiaries

                      Options Granted in Last Fiscal Year

     The following table sets forth information on options granted in 2001 to the executive officers listed in the Summary Compensation Table:



                                                                                  Grant Date
                                                Individual Grants                   Value
                                 -------------------------------------------   --------------
                                  % of Total
                                    Options         Exercise
                        Options    Granted to          or                         Grant Date
                        Granted   Employees in     Base Price     Expiration    Present Value
Name                       #       Fiscal Year       ($/Sh)          Date          ($)(1)
James C. Mavel          250,000       21.8%           .24          12/31/11        60,000
Richard C. Goyette      145,000       12.7%           .24          12/31/11        34,800
Joel K. Howser          130,000       11.4%           .24          12/31/11        31,200
Clarence W. Rife        130,000       11.4%           .24          12/31/11        31,200
Michael J. Villano      140,000       12.2%           .24          12/31/11        33,600

(1) Present value determination was made using a Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

        1.  Volatility              1.498
        2.  Interest Rate              7%
        3.  Time to Exercise     10 years

     In general, options granted to employees under the Company's Stock Option Plans vest in installments of one-third commencing one year after grant. The options granted to the officers on December 31, 2001 are vested six months after the date of grant. Options for directors are vested six months after the date of grant. The option exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options vest in full upon a reorganization, merger or consolidation in which the Company is not the surviving corporation and upon other specified events.


                                           Scan-Optics, Inc. and Subsidiaries 13

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

The following table summarizes options exercised during 2001 and presents the value of unexercised options held by the named executives at fiscal year-end:

                                                       Number of             Value*
                                                       Securities             of
                                                       Underlying         Unexercised
                       Shares                          Unexercised        In-the-Money
                       Acquired           Value          Options           Options
                       On Exercise      Realized*       at Fiscal         at Fiscal
Name                      (#)              ($)          Year-End           Year-End
James C. Mavel              0               0           63,333 (1)         $  0 (1)
                                                       256,667 (2)         $  0 (2)

Richard C. Goyette          0               0           41,500 (1)         $  0 (1)
                                                       149,083 (2)         $  0 (2)

Joel K. Howser              0               0           19,667 (1)         $  0 (1)
                                                       133,333 (2)         $  0 (2)

Clarence W. Rife            0               0           51,683 (1)         $  0 (1)
                                                       141,117 (2)         $  0 (2)

Michael J. Villano          0               0           53,217 (1)         $  0 (1)
                                                       144,083 (2)         $  0 (2)

(1)         Exercisable
(2)         Unexercisable

*Values are calculated by subtracting the exercise or base price from the fair market value of the Common Stock as of the exercise date, or in the case of unexercised options, at fiscal year end.



14 Scan-Optics, Inc. and Subsidiaries

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG
                    SCAN-OPTICS INC., THE RUSSELL 2000 INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
                     DECEMBER 31, 1996 - DECEMBER 31, 2001


                               [GRAPHIC OMITTED]

                                                 12/96      12/97        12/98        12/99        12/00        12/01
                                                 -----      -----        -----        -----        -----        -----
The Russell 2000 Index                          $100.00    $122.36      $119.25      $144.60      $140.23      $143.71
Nasdaq Computer & Data Processing Index         $100.00    $122.87      $219.20      $481.81      $221.85      $178.69
Scan-Optics, Inc.                               $100.00    $242.86      $108.93       $46.43        $4.46        $6.86

* $100 invested on 12/31/96 in stock or index including reinvestment of dividends.



Fiscal Year ending December 31st.



                                           Scan-Optics, Inc. and Subsidiaries 15

               Report of the Board of Directors and Stock Options
                      and Executive Compensation Committee

The Stock Options and Executive Compensation Committee is responsible for making recommendations to the full Board of Directors with respect to the compensation of the Company's Chief Executive Officer and other Executive Officers of the Company, and with respect to long- and short-term incentive compensation awards. It also makes grants under the Company's stock option plans for employees. The members of the Stock Options and Executive Compensation Committee are Logan Clarke, Jr. (Chairman), Richard J. Coburn and John J. Holton. All members are non-employee directors, and none has any direct or indirect material interest in or relationship with the Company outside of his position as director.

During 2001, the Stock Options and Executive Compensation Committee met once separately from the Board of Directors. The Board, including the members of the Committee, determined to continue the existing policies of the Stock Options and Executive Compensation Committee. These policies and their application in 2001 are described below.

The Company's executive compensation program is divided into four parts: base salary, bonus, commissions, and stock options. Actual salary changes are based on performance. Bonus awards for Executive Officers are based on the Company meeting specified goals. Special awards can be granted to various management and other employees.

Sales volume is an important factor in the Company's success. Therefore, commissions can constitute a meaningful portion of the compensation of the executive who has direct responsibility for sales. In 2001, commission payments for Mr. Goyette, Vice President of Sales and Marketing, constituted approximately 12% of his cash compensation.

Stock compensation in the form of stock options is meant to align interests of top management with that of shareholders. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms on which option grants shall be made, and the number of shares subject to each option.

The overall objective in discussions of compensation is to reward performance in a manner that is competitive with comparable companies and which provides incentives to managers to produce steadily improved results. Historically, we have carefully measured the various compensation components, base salary, bonuses, options and other fringe benefits against similar size, peer companies to assure that Scan-Optics' executives and key employees are compensated in a fair manner. We are satisfied that the current plan encompasses this objective. In 2001, compensation for executive officers was within the same range as prior years.

Board of Directors and Stock Options and Executive Compensation Committee

Logan Clarke Jr., Chairman*     Robert H. Steele            James C. Mavel
Richard J. Coburn*              E. Bulkeley Griswold
John J. Holton*                 Lyman C. Hamilton

(*) Indicates a member of the Stock Options and Executive Compensation Committee



16 Scan-Optics, Inc. and Subsidiaries

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process inlcuding the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors, the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on the Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

The Audit Committee charter requires the Committee to review and reassess the appropriateness of the charter on an annual basis and to obtain the approval of the Board of Directors for any changes recommended by the Committee. In March 2002, the Committee approved the amendment and restatement of the Audit Committee charter in the form attached as Exhibit B to this proxy statement. This amendment and restatement will be formally submitted to the Board of Directors for its approval in June, 2002. the changes include more specific requirements with respect to the review of non-audit services, off-balance sheet arrangements and transactions with related parties and the review and discussion of critical accounting policies. In addition, the amendment specifically requires the Committee to meet in executive session with the Company's outside auditors and with other members of the Board of Directors who are not affiliated with the Company.

Robert H. Steele, Audit Committee Chairman
E. Bulkeley Griswold, Audit Committee Member
Lyman C. Hamilton, Jr., Audit Committee Member
March 27, 2002

                                           Scan-Optics, Inc. and Subsidiaries 17

                              CERTAIN TRANSACTIONS

     During 2001, legal services were rendered to the Company by a law firm of which Richard D. Harris, Secretary of the Company, is a partner.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities Exchange Commission. Those directors, officers and stockholders are required to send the Company copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain of such persons, the Corporation believes that all of its officers and directors filed the required forms on or before their due dates.

     2. APPROVAL OF THE SCAN-OPTICS, INC. 2002 INCENTIVE AND NON-QUALIFIED
                               STOCK OPTION PLAN

     At the Annual Meeting, the stockholders are being asked to approve the adoption of the Company's 2002 Incentive and Non-Qualified Stock Option Plan (the "2002 Plan" or the "Plan"). The summary of the 2002 Plan set forth below is qualified in its entirety by the full text of the 2002 Plan, which is attached hereto as Exhibit A.

     The Company currently has approximately 160,000 options available to grant, of which, 90,000 are reserved for Board of Directors grants. The Board believes that, in order to attract and retain the best available personnel for positions of responsibility, to provide additional incentive to the employees of the Company and to promote the success of the Company's business, it is necessary to grant options to purchase Common Stock to the Company's employees. Accordingly, on April 29, 2002, the Board of Directors adopted the 2002 Plan, and the stockholders are being asked to approve its adoption.

     Administration. The 2002 Plan is administered by the Stock Options and Executive Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee is composed of not less than two non-employee directors as that term is defined under the rules promulgated by the Securities and Exchange Commission. Members of the Board of Directors may only serve on the Committee if they are non-employees for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and "Outside Directors" as defined in Treasury Regulations ss.1.162-27(e)(3). The Committee will determine those individuals to whom options will be granted under the 2002 Plan.

     Incentive and Non-Qualified Options. Options granted under the 2002 Plan may be either incentive stock options ("Incentive Options") intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended


18 Scan-Optics, Inc. and Subsidiaries

(the "Code") or non-qualified stock options ("Non-Qualified Options").

     Eligibility. One or more options may be granted under the 2002 Plan by the Committee to such officers or key employees of the Company, or of a parent or subsidiary of the Company (of which there are presently two subsidiaries), at such time or times and in such amounts as the Committee determines. A member of the Board of Directors is eligible to participate in the 2002 Plan only if such Board member is also an employee of the Company. No employee may be granted Incentive Options that first become exercisable in a calendar year (under all incentive stock option plans of the Company) covering shares with an aggregate market value on the date of grant of more than $100,000. In addition, the aggregate amount of Common Stock subject to options granted to a single employee in any calendar year may not exceed 100,000 shares. Approximately 200 persons will be eligible to participate in the 2002 Plan.

     Shares Subject to Options. If this Proposal 2 is adopted by the shareholders, the stock subject to options will be shares of the Company's Common Stock in an amount not to exceed an aggregate of 500,000 shares, subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the Company's capitalization. Such shares may be treasury shares or authorized but unissued shares. If any outstanding option expires or terminates prior to its exercise in full, the shares of Common Stock allocable to the unexercised portion of such option will become available for the grant of other options.

     Option Price. The price at which shares may be purchased pursuant to an option is not less than 100% of the fair market value of the shares of Common Stock on the date the option is granted. The Committee may grant to optionees, in exchange for the surrender and cancellation of outstanding options, new options having prices lower than the option price of the option so surrendered and canceled only if certain conditions and requirements specified in the 2002 Plan are met.

     Exercise of Options. No option may be exercised after the expiration of ten years from the date it is granted. No option may be granted under the 2002 Plan after June 5, 2012.

     Each optionee to whom an option is granted must agree in writing, as a condition to the granting of the option, to remain in the continuous employ of the Company for one year from the date of the grant of the option. Each option shall be exercisable thereafter on a cumulative basis as determined by the Committee. Under certain conditions, such as the receipt of approval from the Committee, or in the event of certain mergers, reorganizations, sales of assets or termination of the business of the Company, the time at which an option is exercisable may be accelerated to allow an exercise of the option, in whole or in part, at a time earlier than that otherwise provided at the time of the original grant of the option. The exercisability of an option may not, however, be accelerated to a date which is less than six months after the date of grant of the option, except in the case of death or disability.

     The option price for the number of shares with respect to which the option is exercised shall be paid in full to the Company upon exercise of an option. The optionee may pay all or part of the option price by delivering shares of the Company's Common Stock which shall be credited against the option price at the fair market value of such stock on the date of exercise. In addition, the optionee may use the shares received upon the exercise of an option to pay the option price to acquire additional shares. This technique allows optionees to exercise the option which they have been granted

                                           Scan-Optics, Inc. and Subsidiaries 19
by using any appreciation present in the shares which they own.

     Under the 2002 Plan, optionees have the opportunity to satisfy withholding tax obligations, in whole or in part, either by having the Company withhold from the shares to be issued upon exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company already-owned Common Stock to satisfy the withholding amount (see "Federal Income Tax Consequences" below).

     Incentive Options, and, unless otherwise determined by the Committee, Non-Qualified Options are not transferable by the optionee otherwise than by will or under the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee.

     Except as described below, options shall terminate, unless exercised, upon the earlier of the date of expiration of the option or three months after the date of severance of the employment relationship between the optionee and the Company, or a parent or subsidiary of the Company; provided, however, that all options held by an optionee shall terminate immediately upon receipt by an optionee of notice of termination if the optionee is terminated for deliberate, willful or gross misconduct as determined by the Company.

     If, before the date of expiration of the option, the optionee retires from the employ of the Company, or a parent or subsidiary of the Company, for reasons of age or disability, the option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which the optionee was entitled to exercise such option immediately prior to such retirement. If the retired optionee shall die before the termination of the option, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by laws of descent and distribution shall have the right, at any time prior to the earlier of the date of the expiration of the option or the end of the one-year period beginning on the date of the optionee's death, to exercise the option to the same extent as said retired optionee.

     In the event of death of the holder of an option while in the employ of the Company, or a parent or subsidiary of the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the same extent to which the deceased optionee was entitled to exercise such option immediately prior to the deceased optionee's death.

     Modification. The Board of Directors may amend, suspend or terminate the 2002 Plan at any time, subject to applicable law.

     Registration of Option Shares. No shares will be issued and delivered upon exercise of any option unless a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock to be reserved for issuance upon the exercise of options to be granted under the 2002 Plan has become effective, and unless all other


20 Scan-Optics, Inc. and Subsidiaries
applicable laws and regulations have been complied with.

     Federal Income Tax Consequences. Options granted under the 2002 Plan may be either Incentive Options or Non-Qualified Options. An employee will not recognize income for federal income tax purposes upon the grant of an Incentive Option, or a Non-Qualified Option. If an optionee is employed by the Company throughout the period ending three months (one year for disabled optionees and no limit for deceased optionees) prior to exercise of an Incentive Option, no income will be recognized upon the exercise of the option. However, the difference between the option price and the fair market value of the Common Stock acquired on the date of exercise will be included in income for purposes of the alternative minimum tax to the extent provided by Section 56(b)(3) of the Code. If no disposition of the stock acquired upon the qualifying exercise of the Incentive Option occurs until after more than two years after the Incentive Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as capital gain or loss.

     The disposition of the stock acquired upon the exercise of an Incentive Option within two years after the Incentive Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short- mid- or long-term capital gain (depending on how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of the stock on the date of exercise. Short-term capital gains (on stock held for one year or less) are taxed at ordinary income rates, and long-term capital gains (on stock held for more than one year) are taxed at a maximum rate of 20%. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess of the amount realized on the sale or exchange over the option price of the stock.

     A participant who surrenders shares of stock in payment of the exercise price of his or her Incentive Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender (either actually or by attestation) of shares of stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such shares. If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the participant to recognize ordinary income as discussed above.

     All of the shares of stock received by a participant upon exercise of an Incentive Option by surrendering shares of stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of stock surrendered by the participant will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the participant will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of the exercise. The Incentive Option holding period for all shares will be the same as if the


                                           Scan-Optics, Inc. and Subsidiaries 21
option had been exercised for cash.

     Upon the exercise of a Non-Qualified Option, an optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The optionee's tax basis for the stock acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

     A participant who surrenders (either actually or by attestation) shares of stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his or her surrender of such shares. Such an individual will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above.

     To the extent that an employee recognizes capital gain as described above, the Company will not be entitled to any deduction for federal income tax purposes.

     Market Price. The closing sale price as of April 30, 2002, of the Company's Common Stock on the OTC Bulletin Board was $.37 per share.

     Outstanding Options. Options covering 2,198,083 shares of the Company's Common Stock were outstanding on December 31, 2001 under the Company's existing stock option plans. These options expire at various dates from 2002 through 2010 and are exercisable at option prices ranging from $ .24 to $ 9.19 per share.

     Required Vote. The affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the 2002 Plan. Abstentions will have the effect of a negative vote, and broker non-votes will be treated as shares not voted and will have no effect on the vote.

     Recommendation   of  the  Board  of  Directors.   The  Board  of  Directors
unanimously recommends that the stockholders vote FOR Proposal 2 to approve the 2002 Plan.


                     3. APPOINTMENT OF INDEPENDENT AUDITORS



22 Scan-Optics, Inc. and Subsidiaries

     The Board of Directors recommends that proxies be voted in favor of the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2002. Ernst & Young LLP has been the Company's independent auditor since 1979. Fees for the last annual audit were $130,000 and all other fees were $93,900, including audit related services of $31,500 and non-audit services of $62,400. Audit related services include a pension and a statutory audit.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

                               4. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     Pursuant to the Company's By-Laws, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting as shall be brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely and proper notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the scheduled annual meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such proposal.

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 2003 must be received by the Company at its principal executive offices no later than January 8, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2003. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     In addition, with respect to the Annual Meeting of Stockholders in 2003, if a stockholder does not provide notice to the Company of a stockholder proposal by March 25, 2003, the attorneys named in the form of proxy mailed with


                                           Scan-Optics, Inc. and Subsidiaries 23
the Company's proxy statement for that meeting will have discretionary authority to vote as they determine on the proposal. If the Company changes the date of the 2003 Annual Meeting by more than 30 days from the date of the 2002 Annual Meeting, those attorneys will have that discretionary authority to vote unless the stockholder provides notice of the stockholder proposal a reasonable time before the Company mails its proxy materials for the meeting.

                                                        RICHARD D. HARRIS
                                                        Secretary
                                                        May 8, 2002










24 Scan-Optics, Inc. and Subsidiaries

                                   EXHIBIT A

                               SCAN-OPTICS, INC.
               2002 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN


1.      Purposes.

        The purposes of this Stock Option Plan (the "Plan") are (a) to secure for Scan-Optics, Inc. (the "Company") and its stockholders the benefits arising from stock ownership by officers and other key employees of the Company, and any parent or subsidiary of the Company, who will be responsible for its future growth and continued success, and (b) to enable the Company to attract and retain the services of key employees by providing them with an opportunity to become owners of Scan-Optics, Inc. Common Stock under the terms and conditions and in the manner contemplated by this Plan.

2.      Administration.

        The Plan shall be administered by the Stock Options and Executive Compensation Committee of the Board of Directors (the "Committee"), consisting of not less than two Directors appointed by the Board of Directors. Members of the Board of Directors may only serve on the Committee if they are non-employees for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" as defined in Treasury Regulations ss.1.162-27(e)(3). Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote.

        Subject to the express provisions of the Plan, the Committee shall have authority to (i) construe and interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, (iii) determine the individuals to whom and the time or times at which options shall be granted, the number of shares to be subject to each option, the option price, and the duration of each option, and (iv) make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

3.      Maximum Number of Shares Subject to Plan.

        Subject to adjustment as provided in Section 14 hereof, the shares of stock to be offered under the Plan may be authorized but unissued shares of the Company's Common Stock, $.02 par value, or issued shares which have been reacquired. The aggregate amount of Common Stock to be delivered upon exercise of all options granted under the Plan shall not exceed 500,000 shares. If any option granted here-



                                           Scan-Optics, Inc. and Subsidiaries 25
under shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.

4.      Incentive and Non-Qualified Options.

        Options granted under the Plan may be either incentive stock options ("Incentive Options") intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("Non-Qualified Options").

5.      Eligibility and Participation.

        Officers and other key employees of the Company or of any parent or subsidiary of the Company, whether or not directors of the Company, shall be eligible to participate in the Plan. Directors who are not also employees are not eligible to participate in the Plan. An individual who has been granted an option may, if he is otherwise eligible, be granted additional options. Nothing in the Plan shall be deemed to give any employee any right to participate in this Plan or to receive an option hereunder.

        An optionee may be granted and hold more than one option, but the aggregate fair market value (determined at the time the option is granted pursuant to Section 6 below) of the Common Stock for which any optionee may be granted Incentive Options which are exercisable for the first time in any one calendar year (under all incentive stock option plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000. There shall be no limit on the aggregate fair market value (as so determined) of the Common Stock for which any optionee may be granted Non-Qualified Options. Notwithstanding the foregoing, the aggregate amount of Common Stock subject to options granted to a single employee in any calendar year shall not exceed 100,000 shares.

6.      Purchase Price.

        The purchase price of Common Stock covered by each option shall be determined by the Committee, but the purchase price of Incentive Options shall not be less than 100% of the fair market value of the Common Stock at the date such Incentive Option is granted and the purchase price of Non-Qualified Options shall not be less than 100% of the fair market value of the Common Stock at the date such Non-Qualified Option is granted; provided, however, that the Committee may set the purchase price of Non-Qualified Options granted to employees who are not "covered employees" (as defined in Section 162(m) of the Code) at an amount less than 100% of such market value, but not less than 100% of such market value, if the Committee expressly determines to grant the discount from 100% of such fair market value in lieu of a reasonable amount of salary or cash bonus which would otherwise be paid to the employee granted such Non-Qualified Options. The fair market value of the Common Stock



26 Scan-Optics, Inc. and Subsidiaries
shall be determined pursuant to procedures adopted by the Committee. Anything herein to the contrary notwithstanding, no Incentive Option shall be granted to an employee if, at the time the Incentive Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a parent or subsidiary of the Company, unless the Incentive Option price is at least 110% of the fair market value of the Common Stock subject to the Incentive Option at the time the Incentive Option is granted and the Incentive Option is not exercisable after the expiration of five
(5) years from the date the Incentive Option is granted.

7.      Duration and Time of Exercise of Options.

        Each option and all rights thereunder shall expire on such date as the Committee may determine, but in no event later than ten (10) years from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

        Each optionee must remain within the continuous employ of the Company, or a parent or subsidiary of the Company, for one year from the date of the grant of an option before the right to exercise any part of such option shall accrue. Thereafter, each option shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, or may, if so determined by the Committee, be exercisable either in whole or in part at any time prior to its expiration date. If the option is made exercisable in installments and the optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, then the optionee shall have the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the expiration date or sooner termination of such option.

        In the event of (a) a reorganization, merger or consolidation of the Company in which the Company is not the surviving corporation, (b) the dissolution or liquidation of the Company, or (c) a sale or lease of fifty percent (50%) or more, computed on the basis of book value, of the Company's consolidated assets, the time at which all options then outstanding may be exercised shall be accelerated and all such options shall become exercisable in full on or before a date fixed by the Committee prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale or lease, and upon such effective time any unexercised options shall expire.

        The Committee may, at any time, in its absolute discretion, accelerate the time at which an outstanding option can be exercised, in whole or in part, provided, however, that no such acceleration of the time for exercise shall be made if such acceleration would result in a modification of an Incentive Option (within the meaning of section 424 of the Code), or cause such Incentive Option to fail to continue to qualify as an incentive stock option under Section 422 of the Code. Notwithstanding the provisions of this Section 7, the time at which an outstanding option may be exercised may not be accelerated to a date which is less than six months after the date of grant of such option, except in the case of death or disability.


                                           Scan-Optics, Inc. and Subsidiaries 27

8.      Replacement and Substitute Options.

        The Committee may grant to optionees, in exchange for the surrender and cancellation of their outstanding options, new options having option prices lower than the option price of the options so surrendered and canceled (the "Replacement Options") and containing such other terms and conditions as the Committee may deem appropriate, but only if: (i) the Committee determines that it needs to grant Replacement Options to retain key employees, to provide necessary incentives to key employees or to further some other important corporate purpose; (ii) Replacement Options are rarely granted and only where extreme circumstances beyond management's control have substantially diminished the value of the outstanding options to be exchanged for Replacement Options; and (iii) the number of shares of Common Stock to be delivered upon exercise of the Replacement Options does not exceed ten percent (10%) of the number of shares of Common Stock to be delivered upon exercise of all options authorized to be granted under the Plan. Notwithstanding the preceding sentence, if, at a time when no additional shares of Common Stock are authorized to be delivered upon exercise of options granted under the Plan, the Committee determines that it needs to grant Replacement Options to employees who are not executive officers before the next stockholders' meeting, it may grant additional Replacement Options for a number of shares of Common Stock not exceeding ten percent (10%) of the number of shares of Common Stock to be delivered upon exercise of all options authorized to be granted under the Plan if such grant of additional Replacement Options is made contingent upon the stockholders' authorization for such additional Replacement Options being obtained at the next stockholders' meeting. Options may be granted under the Plan in substitution for stock options held by persons who become or are to become salaried employees of the Company or any parent or subsidiary of the Company in any transaction to which Section 424(a) of the Code applies.

9.      Exercise of Options.

        Options shall be exercised by the delivery of written notice to the officer of the Company designated by the Committee setting forth the number of shares with respect to which the option is to be exercised, and specifying the address to which the certificates for such shares are to be mailed. The option price shall be paid in full at the time of exercise in cash by United States currency, certified check or money order or by tendering to the Company (i) shares of Common Stock having a fair market value on the date of exercise equal to the option price (including shares that would otherwise be issued pursuant to such exercise), or (ii) a combination of cash and such Common Stock valued at such fair market value.

        As promptly as practicable after receipt of such written notification of the exercise of an option and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name.


28 Scan-Optics, Inc. and Subsidiaries

10.     Non-Transferability of Options.

        An Incentive Option and, unless otherwise determined by the Committee, a Non-Qualified Option granted under the Plan shall, by its terms, be non-transferable by the optionee, either voluntarily or by operation of law, otherwise than by will or the laws of decent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee, regardless of any community property interest therein of the spouse of the optionee, or such spouse's successors in interest.

11.     Continuance of Employment.

        Each person to who an option is granted under the Plan must agree in writing as a condition to the granting of the option to remain in the employ of the Company or any parent or subsidiary of the Company following the date of the granting of the option for a period of one year. Nothing contained in the Plan or in any option granted under the Plan shall confer upon any optionee any right with respect to the continuation of employment by the Company or any parent or subsidiary of the Company, or interfere in any way with the right of the Company or any parent or subsidiary of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the optionee from the rate in existence at the time of granting of an option.

12.     Termination of Employment, Disability or Death of Optionee.

        Except as may be otherwise expressly provided herein, options shall terminate, unless exercised, three (3) months after the date of the severance of the employment relationship between the optionee and the Company, or a parent or subsidiary of the Company; provided, however, that all options held by an optionee shall terminate immediately upon receipt by an optionee of the notice of termination if the optionee is terminated for deliberate, willful or gross misconduct as determined by the Company. Absence on leave approved by the Committee shall not be considered the severance of employment.

        If, before the date of expiration of the option, the optionee shall retire from the employ of the Company, or a parent or subsidiary of the Company, for reasons of age pursuant to a pension or retirement plan of the Company, or a parent or subsidiary of the Company, or for reasons of disability as defined in
Section 22(e)(3) of the Code, the option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which the optionee was entitled to exercise such option immediately prior to such retirement. If the retired optionee shall die before the termination of the option, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time within the earlier of the date of expiration of the option or the one-year


                                           Scan-Optics, Inc. and Subsidiaries 29
period beginning on the date of the optionee's death, to exercise the option to the same extent as said retired optionee.

        In the event of the death of the holder of an option while in the employ of the Company, or a parent or subsidiary of the Company, and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the same extent to which the deceased optionee was entitled to exercise such option immediately prior to the deceased optionee's death.

13.     Privilege of Stock Ownership.

        No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No share shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1993, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

14.     Adjustments.

        If the outstanding shares of Common Stock of the Company are increased, changed into or exchanged for a different number or kind of shares or securities of the Company as a result of a merger, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portion thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share covered by the option.

        Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan for any such adjustment.



30 Scan-Optics, Inc. and Subsidiaries

15.     Written Agreement.

        Each option granted hereunder shall be embodied in a written Option Agreement which shall be subject to the terms and conditions prescribed herein, and shall be signed by the optionee and by an officer of the Company for and on behalf of the Company. Incentive Options and Non-Options may not be granted in the same Option Agreement. An Option Agreement shall contain such other provisions as the Committee in its discretion shall deem advisable so long as the same are not contrary or inconsistent with the terms and provisions of the Plan.

16.     Amendment and Termination of Plan.

        The Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided, however, that any material amendment of the Plan and any other amendment of the Plan requiring stockholder approval under Section 422 of the Code shall not be made without the approval of the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware.

        No amendment, suspension or termination of the Plan shall, without the consent of the optionee, alter or impair any rights or obligation under any outstanding Option Agreement.


17.     Withholding.

        Any person exercising an option shall be required to pay in cash to the Company the amount of any taxes the Company is required by law to withhold with respect to the exercise of such option. Such payment shall be due on the date the Company is required to withhold such taxes. Such payment may also be made at the election of the optionee by the surrender of shares of Common Stock then owned by the optionee, or the withholding of shares of Common Stock otherwise to be issued to the optionee on exercise, in an amount that would satisfy the withholding amount due. The value of such shares withheld or delivered shall be equal to the fair market value of such shares on the date of exercise. In the event that such payment is not made when due, the Company shall have the right to deduct to the extent permitted by law, from any payment of any kind otherwise due to such person from the Company, all or part of the amount required to be withheld.


                                           Scan-Optics, Inc. and Subsidiaries 31

18.     Effective Date of Plan.

        This Plan shall become effective on June 6, 2002, subject to its approval by the stockholders of the Company at the 2002 Annual Meeting of Stockholders. If the Plan is not so approved by the stockholders, the Plan shall be null and void and shall be of no effect. No option shall be granted pursuant to the Plan after June 5, 2012.

19.     Construction.

        The Plan and options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with such federal laws as may be applicable.


32 Scan-Optics, Inc. and Subsidiaries

                                   Exhibit B Scan-Optics, Inc.
                            AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors for this charter and any changes to it.

The Board of Directors shall appoint the Committee, which shall consist of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they satisfy the specific independence rules of the National Association of Securities Dealers, Inc. ("NASD"). All Committee members shall be financially literate and one member shall have accounting or related financial management expertise, both as provided in the NASD rules.

Statement of Policy

The Audit Committee shall assist the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to:

              the Company's financial statements and the financial reporting process;

              the systems of internal accounting and financial controls;

              the internal audit function, to the extent the Company has one;

              the annual independent audit of the Company's financial statements; and

              the legal compliance and ethics programs as established by management and the Board of Directors.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, outside auditors, the internal auditor and management of the Company. In addition, the Committee will perform such other functions as may be assigned by law or the Board of Directors.

Responsibilities and Processes

The primary resonsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Management is responsible for preparing the Company's financial statements, and the outside auditors are responsible for auditing those financial statements.


                                           Scan-Optics, Inc. and Subsidiaries 33

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

   The Commitee shall have a clear understanding with management and the outside auditors that the outside auditors are ultimately accountable to the Board of Directors through the Audit Committee, as representatives of the Company's stockholders.

   Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company's outside auditors, subject to stockholders' approval.

   The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the outside auditors.

   The Committee shall review and discuss with the outside auditor of the Company their independence from management and the Company and the matters included in the written statement from the auditor concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the outside auditor.

   The Committee shall review any proposed non-audit services and consider whether the outside auditors' performance of non-audit services is compatible with the outside auditors' independence.

   The Committee shall review and discuss with the outside auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

   The Committee shall review and discuss with management, the outside auditors, and the Company's Chief Financial Officer, the adequacy and effectiveness of the Company's internal controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the outside auditors, with and without management present, to discuss the results of their examinations.

   The Committee shall review and discuss the interim financial statements with management and the outside auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the outside auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

   The Committee shall review and discuss with management and the outside auditors the financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their analysis and judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.


34 Scan-Optics, Inc. and Subsidiaries

   The Committee shall review and discuss with management and the outside auditors: (a) any financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company but are necessary to understand how significant aspects of the Company's business are conducted; and (b) any transactions or courses of dealing with parties related to the Company.

   The Committee shall review and discuss with the outside auditors the results of the annual audit examination, any accompanying management letters and any other matters required to be communicated to the committee by the outside auditors under generally accepted auditing standards.

   The Committee shall review and discuss with management and the outside auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports.

   The Committee shall review material pending or overtly threatened legal proceedings involving the Company and other contingent liabilities.

   The Committee shall recommend to the Board of Directors whether, based on the review and discussions described above, the financial statements should be included in the Company's Annual Report on Form 10-K.

   The Audit Committee shall submit an Audit Committee Report for the Company's proxy statements which satisfies the requirements of the applicable rules of the Securities and Exchange Commission.

   Meetings

   The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally three times each year, either in person or telephonically. The Committee shall meet in executive session with the outside auditors, at least annually, and shall meet with all outside directors in executive session generally after each regular meeting of the Audit Committee. The Committee may create subcommittees who shall report to the Committee. The Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Committee shall constitute a quorum.

   Outside Advisers

   The Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

Investigations

The Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities. In doing so, the Committee shall have full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts to assist in the conduct of any investigation.

   Adopted: [            ] 2002



                                           Scan-Optics, Inc. and Subsidiaries 35